EXHIBIT 99.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Jones Soda Co. (the “Company”) on Form 10-KSB for the fiscal year ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jennifer L. Cue, Chief Financial Officer and Chief Operating Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Jones Soda Co. and will be retained by Jones Soda Co. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Jennifer L. Cue	March 28, 2003
Jennifer L. Cue Chief Financial Officer and Chief Operating Officer